   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Starwood Lodging Trust
                          Starwood Lodging Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         (STARWOOD LODGING LETTERHEAD)


                               IMPORTANT REMINDER

                                             November 24, 1997



DEAR FELLOW SHAREHOLDERS:

We have previously mailed to you proxy materials relating to the Annual Meeting of Shareholders of Starwood Lodging Trust and the Annual Meeting of Stockholders of Starwood Lodging Corporation to be held on December 12, 1997.

According to our latest records, we have not received your proxy card for these important meetings. Regardless of the number of shares you own, it is important that they are represented and voted at the meetings. If you have not already mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

For the reasons set forth in the Joint Proxy Statement dated November 12, 1997, your Board of Trustees and Board of Directors recommend a vote FOR each proposal on the meeting agenda.

Thank you for your cooperation and continued support.

                                        Yours truly,


                                        /s/ Barry S. Sternlicht
                                        Barry S. Sternlicht
                                        Chairman and Chief Executive Officer of
                                        the Trust and Chairman of the Board of
                                        Directors of the Corporation